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Certain confidential information has been omitted and filed separately with the Commission pursuant to a Request for Confidential Treatment.


Such material has been replaced with a legend indicating such omission and is marked with brackets "[" "]".



                   EXCLUSIVE DISTRIBUTION AND SUPPLY AGREEMENT




         This agreement is made this 5th day of November 1995 between BIGMAR PHARMACEUTICALS SA with a principal place of business located at Via Pian Scairolo 6, CH-6917 Barbengo, CH (hereinafter referred to as
         "BIGMAR"), and CERNELLE, a corporation organized under the laws of Sweden, with a principal place of business located at Vegeholm 4320, S-262 94 Engelholm, Sweden (hereinafter referred to "CERNELLE").


         WHEREAS, CERNELLE is a manufacturer of pharmaceutical products for commercial distribution, and


         WHEREAS,   BIGMAR  is   interested   in  entering   into  an  exclusive
         distribution and supply agreement with CERNELLE with respect to certain CERNELLE products,


         NOW, THEREFORE, the parties agree as follows:




         1. APPOINTMENT AS EXCLUSIVE DISTRIBUTOR



         a) CERNELLE hereby appoints BIGMAR and BIGMAR hereby accepts appointment by CERNELLE as CERNELLE's exclusive worldwide distributor of the products, in oral dosage forms, listed in Exhibit A hereto, as amended and revised from time to time ("PRODUCT"). CERNELLE agrees not to appoint any other person or entity to act as a distributor of the PRODUCT during the term of this Agreement and any renewal thereof.



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          b) CERNELLE  shall   cooperate  fully  and  promptly  with  BIGMAR  in
             providing information and assistance necessary for BIGMAR to obtain Abbreviated New Drug Application ("ANDA") approval for PRODUCT as well as any other private or public regulatory or licensing approval, necessary for BIGMAR, or its designee, to distribute and sell the PRODUCT in any country in the world.






         2. EXCLUSIVE DISTRIBUTION FEES



             BIGMAR shall pay CERNELLE a fee for the grant of the exclusive rights and licenses under this Agreement, which fee consist of a one time payment in the amount of One Hundred Thousand U.S. Dollars ($100,000), payable by wire transfer upon notification by CERNELLE that PRODUCT is ready for initial shipment to BIGMAR.






         3. PRICING, PAYMENT, DELIVERY AND SHIPPING



         a) The pricing for PRODUCT will be determined in accordance with the following formula: [Certain confidential information has been omitted  and filed  separately  with the  Commission  pursuant  to a
            Request for Confidential Treatment.], payable 60 days from the later of date of invoice or delivery of PRODUCT to BIGMAR. At BlGMAR's request, CERNELLE shall provide all applicable documentation to support PRODUCT pricing cost data.


         b) CERNELLE  shall give BIGMAR 180 days  notice of any price  increases
            [Certain  confidential   information  has  been  omitted  and  filed
            separately with the Commission pursuant to a Request for Confidential Treatment.]




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          c) Delivery shall be F.O.B.  CERNELLE's  Engelholm  Sweden facility or such other location upon  notification to and acceptance by BIGMAR.
             CERNELLE  shall  use  commercially   suitable  bulk  packaging  for
             PRODUCT.   Individual   PRODUCT   packaging   shall   be   BlGMAR's
             responsibility, although BIGMAR may make arrangements with CERNELLE for CERNELLE to provide finished packaging for individual PRODUCT units on request by BIGMAR.






         4. REPRESENTATIONS AND WARRANTIES



          a) CERNELLE and BIGMAR represent and warrant that each has full power and authority to enter into this Agreement, that Clas Tufvesson and John Tramontana respectively are authorized to sign this Agreement on their behalf and that the execution and performance of this Agreement will not breach or terminate any third party obligations, rights or licenses.


          b) CERNELLE represents and warrants that PRODUCT is produced, tested and delivered to BIGMAR or its designee, in accordance with good manufacturing practices ("GMP") as determined by the United States Food and Drug Administration and the specifications and standards set forth in United States Pharmacopoeia 23rd Edition ("USP 23") as amended and revised. CERNELLE represents and warrants that PRODUCT may be lawfully distributed and sold by BIGMAR or its designee, in every country throughout the world and that CERNELLE has obtained and shall continue to obtain, as necessary and as requested by BIGMAR, all licensing and regulatory approvals required to permit the distribution and sale of PRODUCT throughout the world.







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         c) Each party (the  "indemnifying  party") agrees to indemnify and hold the other harmless from and against any and all losses, claims damages or liabilities (including, but not limited to attorney's fees) arising from any breach of the representations and warranties of the indemnifying party set forth in this Agreement. If any claim arises for which one party may seek indemnification from the other, the party seeking indemnification shall inform the other party of such claim, as soon as reasonably practical.




        5. PATENTS



            Without limiting the provisions of Section 4, the Parties agree to use their best efforts to avoid any potential action against the importation of PRODUCT or sale of PRODUCT arising from any claim that the manufacture, sale or use of PRODUCT infringes a United State Patent, including but not limited to claims which may result from future changes in U.S. Laws relating to U.S. process patents. BIGMAR and CERNELLE shall cooperate promptly to attempt to identify any such patents, and BIGMAR shall obtain the opinion of an independent outside counsel reasonably acceptable to CERNELLE as to the validity of such patents and their potential coverage of CERNELLE manufacturing processes. If such opinion indicates that it is likely that such patent will be found valid and that it is likely to cover CERNELLE's manufacture or sale of PRODUCT, then CERNELLE shall use its best efforts to design around such patent. CERNELLE agrees to indemnify BIGMAR, for all costs, settlements awards and damages (including attorney fees) and shall defend, at its own expense, all infringement suits that may be brought against BIGMAR or CERNELLE on account of the manufacture, use, or sale of the PRODUCT. If CERNELLE or BIGMAR learn that others are unlawfully infringing on patents owned or licensed by CERNELLE which cover the PRODUCT, CERNELLE shall diligently prosecute any such potential infringer at CERNELLE's own cost and expense. In connection with such suits, BIGMAR, at CERNELLE's cost and expense and at CERNELLE's request, shall cooperate in the prosecution or defense of such action and execute such documents as CERNELLE may reasonably require.


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         6. FORCE MAJEURE



             Except with respect to the payment of any monies due hereunder, neither party shall be liable or be in breach of any provision of this Agreement if and to the extent that any failure or delay on its part to perform any obligation hereunder is because of force majeure or any other cause beyond the reasonable control of such party and which could not be avoided by the exercise of due care, including, without limitation, acts of God, earthquake, fire, flood, riots, war, or legal restraints or actions imposed by governmental or other authorities, provided that such party shall promptly give notice to the other party of such occurrence, and shall promptly move to eliminate the effect thereof to the extent possible and with all reasonable dispatch.





        7. TERM AND TERMINATION



          a) This Agreement shall become effective as of November 5, 1995.


          b) This Agreement shall continue for a term of fifteen (15) years from the date of first commercial sale by BIGMAR of PRODUCT purchased from CERNELLE pursuant to this Agreement. At least six (6) months prior to the expiration of the term of this Agreement the parties shall discuss on a good faith basis the extension of this Agreement on terms to be mutually agreed upon; provided, however, that failing agreement on an extension of the original term of this Agreement or any renewal thereof, BIGMAR shall at a minimum, have a nonexclusive, worldwide right to distribute the PRODUCT for three additional years after the expiration of the initial term, or any renewal term, of this Agreement, as the case may be, at prices and on terms, for PRODUCT, no less favorable to BIGMAR than the prices and terms for PRODUCT extended by CERNELLE to any other person or entity.

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




         8. TERMINATION



             Notwithstanding the provisions of Section 7 above, either party shall be entitled to terminate this Agreement, subject to the sixty
             (60) day cure provisions set forth therein, by written notice to the other on the happening of any one of the following events:


         I. A breach or failure to observe or perform any of the material obligations by either party to this Agreement, and the failure to cure such breach within sixty (60) days after receipt of written notice thereof from the other party; or


         II. The adjudication of either party as bankrupt, a judicial finding of insolvency, the appointment of a receiver of a party's assets, the making of an assignment for the benefit of a party's creditors, the entering into of a composition by a party with such party's creditors, or the liquidation, dissolution or winding up of either party, provided that such party shall have sixty (60) days from the date of such event to reverse such determination or to regain its status as a corporation in good standing.






         9. COMPENSATION



             No compensation shall be payable in consequence of a termination of this Agreement pursuant to Section 7. However, should this
             Agreement  be  terminated  by  reason  of the  events  set forth in
             Section 8 above, the party terminating this Agreement shall be entitled to seek recovery of the damages suffered by it as a result of such event.




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




         10. NOTICES



            All notices, communications, demands and payments under this Agreement shall be in writing and shall be conclusively presumed to be given or made at the time they are personally given or made, or at the time of sending if sent by telex or telefaxsimile, or the day after mailing, if sent by registered or certified air mail (return receipt requested), as evidenced by the postmark at point of mailing, or three days after they are placed in an envelope and deposited with a reputable international courier service for express delivery, addressed to:


                    BIGMAR PHARMACEUTICALS SA
                    Attn.: Mr. John Tramontana
                    Via Pian Scairolo 6
                    CH-6917 Barbengo-Switzerland


            with a copy to:


                    BIGMAR INC.
                    Attn.: Mr. John Tramontana
                    6660 Doubletree Avenue No. 20
                    Columbus, Ohio 43229


            and to:


                    AB CERNELLE
                    Attn.: Mr. Clas Tufvesson
                    Vegeholm 4320
                    S-262 94 Engelholm-Sweden


            or to such other person or address as either party may, by notice, specify to the other.

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







         11. AMENDMENTS AND ADDITIONS



             No amendment or addition to this Agreement shall be valid unless the same shall be in writing, signed by BIGMAR and CERNELLE and acknowledged by them to expressly have become a part of this Agreement. This Agreement sets forth the entire understanding and agreement of the parties and supersedes and replaces any and all prior oral and written negotiations, discussions, or agreements of the parties.






        12. WAIVER



             No failure or delay of any party to exercise any right, power or privilege hereunder, shall operate as a waiver, nor shall the waiver of any right or default hereunder be a waiver of any right on a continuing default or a subsequent default of a similar nature.







         13. ASSIGNMENT



            Without the mutual written agreement of the parties hereto, this Agreement shall not be assignable, except that BIGMAR may assign its rights under this Agreement to (i) any person or entity to which it seeks to transfer PRODUCT, (ii) any person or entity which acquires all or substantially all of BlGMAR's assets or capital stock, and
            (iii) any person or entity to which BIGMAR seeks to assign its inventory to secure financing for its operations.






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         14. CAPTIONS



             The captions of the respective clauses of this Agreement are for convenience only and do not constitute a part of this Agreement and shall be disregarded in construing this Agreement.






         15. PARTIAL INVALIDITY



             Should any part of this Agreement be rendered invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder, unless the part so rendered invalid or unenforceable impairs the value of the whole Agreement to either party. Subject to the foregoing, such part shall be renegotiated between the parties in such a way as to render the same valid and to achieve its purposes to the extent valid and enforceable.






         16. GOVERNING LAW AND DISPUTE RESOLUTION



          a) This Agreement shall be governed by and construed in accordance with the substantive laws of State of Ohio, U.S.A., without regard to Ohio's choice of law rules.


          b) Any dispute or differences between the parties arising out of, or in connection with this Agreement which the parties cannot resolve amicably shall be finally resolved by arbitration in New York in the English language in accordance with the rules and regulations of the International Chamber of Commerce by three arbitrators appointed in accordance with such rules and judgement on the award may be entered by any court having jurisdiction thereof.


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         IN WITNESS  WHEREOF,  both  parties  have caused this  Agreement  to be signed by their respective duly authorized officers or representatives on the dates indicated below.




         BIGMAR PHARMACEUTICALS SA

         John Tramontana

         By: /s/  JOHN TRAMONTANA
             ____________________________     Witness:__________________________

         Title: Chief Operating Officer

         AB CERNELLE


         Clas Tufvesson
         By: /s/ CLAS TUFVESSON
             ____________________________      Witness:_________________________
         Title: Managing Director



























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                                    EXHIBIT A



         PRODUCTS



         Tablets



         [Certain confidential information has been omitted and filed separately with the Commission pursuant to a Request for Confidential Treatment.] Mercaptopurine
         Methotrexate
         [Certain confidential information has been omitted and filed separately with the Commission pursuant to a Request for Confidential Treatment.] Calcium Leucovorin
         [Certain confidential information has been omitted and filed separately with the Commission pursuant to a Request for Confidential Treatment.]




         Capsules


         [Certain confidential information has been omitted and filed separately with the Commission pursuant to a Request for Confidential Treatment.]



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